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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated December 19, 2000, included in the Exelixis, Inc. Form S-8 relating to the "Options Assumed by Exelixis, Inc. Originally Granted Under the Agritope, Inc. 1997 Stock Award Plan" and the previously filed Form S-8 Registration Statement File No. 333-35862.

                                                   /s/ Arthur Andersen LLP

Portland, Oregon
December 19, 2000